UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SWM	New York Stock Exchange

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in Current Reports on Form-8-K filed by Schweitzer-Mauduit International, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 27, 2021 and March 8, 2021, the Company issued two announcements (the “Announcements”) pursuant to the United Kingdom City Code on Takeovers and Mergers disclosing the terms of a recommended cash offer by AMS Holdco 2 Limited (“SWM Bidco”), an indirectly wholly-owned subsidiary of the Company, to acquire the entire issued and to be issued ordinary share capital of Scapa Group plc, a company incorporated in England and Wales (“Scapa”) and listed on the AIM market of the London Stock Exchange, to be effected through a scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “Acquisition”).

On April 15, 2021, the Scheme became effective in accordance with its terms following delivery to the Registrar of Companies in England and Wales of the orders of the High Court of Justice of England and Wales sanctioning the Scheme, and the Acquisition was completed. As previously announced, the offer price for the Acquisition was £2.15 in cash for each ordinary share of Scapa, valuing the entire ordinary share capital of Scapa at approximately £412.6 million on a fully-diluted basis. The Company expects to settle the offer consideration with payment to Scapa shareholders under the Scheme by April 29, 2021.

As previously disclosed, the Company will use the proceeds from the $350.0 million Term Loan B facility under its existing credit agreement, dated as of September 25, 2018 (as amended on February 9, 2021, the “Existing Credit Agreement”), together with up to $325.0 million of the Company’s $500.0 million revolving line of credit under the Existing Credit Agreement, to finance the cash consideration payable to Scapa shareholders under the Scheme and expenses payable in connection with the Acquisition.

The foregoing description of the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by the text of, the two Announcements and the Co-operation Agreement entered into in connection with the Acquisition, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Additional information regarding the Acquisition, related agreements and financing can be found in the Company’s Current Reports on Form 8-K filed on January 27, 2021, February 10, 2021 and March 8, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 2.01 above is incorporated herein by reference, as is the description of the terms of the Company’s Term Loan B facility under its Existing Credit Agreement contained in the Company’s Current Report on Form 8-K filed on February 10, 2021, and the description of the terms of the Existing Credit Agreement contained in the Company’s Current Report on Form 8-K filed on September 25, 2018.

Item 8.01.	Other Events.

On April 15, 2021, the Company issued a press release announcing the completion of the Acquisition. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses or Funds Acquired.

The financial information required to be filed with respect to the acquired business described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed with respect to the acquired business described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1	Announcement dated January 27, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 27, 2021).
2.2	Announcement for the Revised Offer dated March 8, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed March 8, 2021).
2.3	Co-operation Agreement, dated January 27, 2021, between AMS Holdco 2 Limited and Scapa Group plc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed January 27, 2021).
99.1	Press Release issued by Schweitzer-Mauduit International, Inc., dated April 15, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Andrew Wamser
Andrew Wamser
Executive Vice President and
Chief Financial Officer

Dated: April 21, 2021